Exhibit 4.8

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of December 17, 2019 (this “Agreement”), is made and entered into by and among New Frontier Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“NFC”), and the Founder Parties (as such term is defined in the Transaction Agreement among NFC, certain of its Subsidiaries, Healthy Harmony Holdings, L.P., such Founder Parties and certain other parties (the “Transaction Agreement”)). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement.

RECITALS

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to each Holder as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1.            Defined Terms. As used in this Agreement (i) the following terms shall have the meaning ascribed to them below, and (ii) other capitalized terms not defined herein have the meaning ascribed to them in the Purchase Agreements.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday in the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Filing Deadline” means the 30th day following the Closing.

“Holders” means the Founder Parties.

“Long-Form Registration Statement” has the meaning set forth in Section 2(a).

“Ordinary Shares” means NFC’s Class A ordinary shares, par value $0.0001 per share.

“Prospectus” means the prospectus that forms a part of the Registration Statement and is used in connection therewith.

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“Registrable Securities” means any (a) Ordinary Shares issued or issuable in connection with the transactions contemplated by the Transaction Agreement and beneficially owned by a Holder, and (b) any Ordinary Shares issued or issuable with respect to any shares described in clause (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, or other reorganization or similar event with respect to the Ordinary Shares (it being understood that, for purposes of this Agreement, a person shall be deemed to be a holder of Registrable Securities whenever such person has the right to then acquire or obtain from NFC any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (ii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for NFC to be in compliance with the current public information requirement under Rule 144(c)(1), (iii) such securities are transferred to a person or entity other than an Affiliate of the Holder and the Holder does not expressly assign its rights under this Agreement with respect to such securities to the transferee, or (iv) such securities have ceased to be outstanding.

“Registration Statement” means any Short-Form Registration Statement and Long-Form Registration Statement and shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof).

“Rule 144” means Rule 144 adopted by the SEC under the Securities Act or any successor rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.

“Selling Shareholder” means a Holder, its respective executive officers and directors and each person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

“Short-Form Registration Statement” has the meaning set forth in Section 2(a).

“Suspension” has the meaning set forth in Section 3(b).

“Suspension Notice” has the meaning set forth in Section 3(b).

“Transaction Agreement” has the meaning set forth in the recitals.

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2.           Registration Procedures and Expenses.

(a)          NFC will prepare and file with the SEC, as promptly as reasonably practicable following the Closing, but in no event later than the Filing Deadline, a registration statement on Form S-3 or Form F-3 (or any successor thereto) as applicable covering the resale of the Registrable Securities (the “Short-Form Registration Statement”), and as soon as reasonably practicable thereafter but in no event later than 15 days following the filing of the Short-Form Registration Statement (45 days in the event of a full review of the Short-Form Registration Statement by the SEC), use best efforts to cause such registration statement to be declared effective under the Securities Act. In the event that Form S-3 or Form F-3 (or any successor thereto) as applicable is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of all Holders’ registration rights pursuant to this Agreement, NFC will prepare and file with the SEC, as promptly as reasonably practicable following the Closing but in no event later than the Filing Deadline, a registration statement on Form S-1 or Form F-1 (or any successor thereto) as applicable covering the resale of the Registrable Securities (the “Long-Form Registration Statement”), and as soon as reasonably practicable thereafter but in no event later than 30 days following the filing of the Long-Form Registration Statement (60 days in the event of a full review of the Long-Form Registration Statement by the SEC), use best efforts to cause such registration statement to be declared effective under the Securities Act.

(b)          NFC will use its reasonable best efforts to:

(i)            prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus as may be necessary or advisable to keep the Registration Statement continuously effective and current for the Registrable Securities held by the Holders for a period ending on the earlier of (i) the date on which all Ordinary Shares initially required to be registered pursuant to this Agreement cease to be Registrable Securities or (ii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144. NFC will notify each Holder promptly upon the Registration Statement and each post-effective amendment thereto being declared effective by the SEC and advise each Holder that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii)          furnish to each Holder and its representatives and counsel in advance of filing the Registration Statement or the Prospectus or any amendment or supplement thereto a copy of a reasonably complete draft of such Registration Statement or Prospectus or any amendment or supplement thereto, and provide Holder the opportunity to object to any information pertaining to Holder that is contained therein and make necessary corrections reasonably requested by Holder with respect to such information prior to filing the Registration Statement or the Prospectus or any amendment or supplement thereto;

(iii)          furnish to each Holder with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the SEC in conformance with the requirements of the Securities Act and other such documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder;

(iv)          make any necessary blue sky filings;

(v)           advise the Holders, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

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(vi)          with a view to making available to each Holder the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holder to sell Registrable Securities to the public without registration, NFC covenants and agrees to use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately without restriction, and without regard for whether NFC has filed and made available the information contemplated by Rule 144(c)(1), pursuant to Rule 144 or (B) such date as all of the Registrable Securities shall have been resold pursuant to Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of NFC under the Securities Act and under the Exchange Act; and (iii) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (A) a written statement by NFC as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, and (B) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(c)          NFC will pay the expenses incurred by NFC and each Holder in complying with this Agreement, including, without limitation, all registration and filing fees, FINRA fees, exchange listing fees, fees of transfer agents and registrars, printing expenses, fees and disbursements of counsel, including Founder Parties’ counsel fees up to a maximum of $20,000 plus disbursements, and independent reserve engineers for NFC, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Holders).

(d)          NFC understands that each Holder disclaims being an underwriter but acknowledges that a determination by the SEC that a Holder is deemed an underwriter shall not relieve NFC of any obligations it has hereunder.

3.           Transfer of Shares After Registration; Suspension.

(a)          Except in the event that Section 3(b) applies, NFC shall: (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to each Holder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Holders copies of any documents filed pursuant to clause (i) above; and (iii) upon request, inform each Holder in writing that NFC has complied with its obligations in Section 2(b)(i) (or that, if NFC has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, NFC will notify the Holder in writing to that effect, will use its commercially reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Holder pursuant to Section 2(b)(i) when the amendment has become effective).

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(b)          In the event: (i) of any request by the SEC during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by NFC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then NFC shall promptly deliver a certificate in writing to the Holders (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Holders will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holders are advised in writing by NFC that the current Prospectus may be used, and have received copies from NFC of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, NFC will use its commercially reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as practicable after delivery of a Suspension Notice to the Holders. In addition to and without limiting any other remedies (including, without limitation, at law or at equity, or pursuant to Section 2(d)) available to NFC and the Holders, NFC and the Holders shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 3(b).

(c)           If a Suspension is not then in effect, each Holder may sell Registrable Securities under the Registration Statement, provided that it complies with any applicable prospectus delivery requirements. The Holders may use the last form of the Prospectus publicly available on NFC’s database at sec.gov as authorized for such delivery requirement unless they have been notified in writing otherwise, and the reason therefore, by NFC. Upon receipt of a request therefor, NFC will provide an adequate number of current Prospectuses to each Holder and to any other parties reasonably requiring such Prospectuses.

4.           Indemnification.

(a)          NFC agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact in the Registration Statement or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any inaccuracy in the representations and warranties of NFC contained in this Agreement or the failure of NFC to perform its obligations hereunder or (iii) any failure by NFC to fulfill any undertaking included in the Registration Statement, and NFC will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that NFC shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement in the Registration Statement or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with written information furnished to NFC by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder. The indemnity provided in this Section 4(a) shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Shareholder and shall survive any transfer of Registrable Securities by such Selling Shareholder.

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(b)           Each Holder severally (as to itself), and not jointly, agrees to indemnify and hold harmless NFC (and each person, if any, who controls NFC within the meaning of Section 15 of the Securities Act, each officer of NFC who signs the Registration Statement and each director of NFC) from and against any losses, claims, damages or liabilities to which NFC (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), to the extent that such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by that Holder to comply with the covenants and agreements contained herein or (ii) any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of that Holder specifically for use in preparation of the Registration Statement, and that Holder will reimburse NFC (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other reasonable actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify and reimburse expenses shall be limited to the net amount of the proceeds received by the Holder from the sale of the Registrable Securities pursuant to the Registration Statement.

(c)           Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

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(d)           If the indemnification provided for in this Section 4 is unavailable to or insufficient to hold harmless an indemnified party under subsections 4(a) or 4(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of NFC on the one hand and the liable Holder on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by NFC on the one hand or the liable Holder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. NFC and the Holders agree that it would not be just and equitable if contribution pursuant to this subsection 4(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 4(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 4(d), no Holder will be required to contribute any amount in excess of the amount by which the net amount received by that Holder from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which that Holder has otherwise been required to pay to NFC by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this subsection to contribute are several and not joint.

(e)           The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 4 fairly allocate the risks in light of the ability of the parties to investigate NFC and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

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(f)           The obligations of NFC and of the Holders under this Section 4 shall survive completion of any offering of Registrable Securities pursuant to the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

5.            Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by a Holder, NFC will furnish (or, to the extent such information is available electronically through NFC’s filings with the SEC, NFC will make available via the SEC’s EDGAR system or any successor thereto) to each Holder:

(a)           as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b)          upon the request of an Holder, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 5 as filed with the SEC and all other information that is made available to stockholders; and

(c)           upon the reasonable request of an Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and NFC, upon the reasonable request of an Holder, will meet with each Holder or its representatives at NFC’s headquarters during NFC’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with any Holder’s investigation for the purpose of reducing or eliminating the Holder’s exposure to liability under the Securities Act, including the reasonable production of information at NFC’s headquarters; provided, that NFC shall not be required to disclose any confidential information to or meet at its headquarters with an Holder until and unless that Holder shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to NFC with NFC with respect thereto.

6.           Assignment of Registration Rights. The rights to cause NFC to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Registrable Securities, or to any Affiliate of an Holder that acquires any Registrable Securities. Any such permitted assignee will have all the rights of such Holder under this Agreement with respect to the Registrable Securities transferred.

7.          Required Information. NFC’s obligations under Section 2 of this Agreement with respect to a Holder are subject to such Holder having furnished to NFC in writing such customary information as NFC reasonably requests for use in connection with the Registration Statement, or any amendment or supplement thereto.

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8.           Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Subsection 2(b)(v) and Section 4 will survive any such termination.

9.           Counterparts. This Agreement may be executed and delivered (including by facsimile or email transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be signed by facsimile signature or other electronic delivery of an image file reflecting execution hereof and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

10.         Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. NFC acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and NFC hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

11.         Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) or matters (including matters of validity, construction, effect, performance and remedies) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed exclusively in accordance with the laws of the State of New York (without giving effect to any choice of law principles).

12.         Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the County of New York, State of New York, and appropriate appellate courts therefrom, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocable agrees that all claims in respect of such dispute or proceeding may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This consent to jurisdiction is being given solely for purposes of this Agreement and is not intended to, and shall not, confer consent to jurisdiction with respect to any other dispute in which a party to this Agreement may become involved.

13.         Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

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14.         Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. NFC may assign this Agreement at any time in connection with a sale or acquisition of NFC, whether by merger, consolidation, sale of all or substantially all of NFC’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of NFC’s rights and obligations under this Agreement.

15.         Entire Agreement. This Agreement, together with the Purchase Agreement and the Exhibits and Schedules attached thereto and hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

16.         Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of NFC and by both the holders of a majority of all Registrable Securities and the holders of a majority of the Registrable Securities held by the Founder Parties. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17.         No Third-Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

18.         Severability. If any term or other provisions of this Agreement is held invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

NFC:

NEW FRONTIER CORPORATION

By:	/s/ Carl Wu
Name: Carl Wu
Title: Director

[Unicorn – Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

HOLDERS:

ROBERTA LIPSON

By:	/s/ Roberta Lipson
Name: Roberta Lipson

[Unicorn – Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

HOLDERS:

THE BENJAMIN LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

[Unicorn – Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

HOLDERS:

THE DANIEL LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

[Unicorn – Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

HOLDERS:

THE JONATHAN LIPSON PLAFKER TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

[Unicorn – Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, this Registration Rights Agreement has been signed by each of the parties hereto as of the date first above written.

HOLDERS:

THE ARIEL BENJAMIN LEE TRUST
Acting by Roberta Lipson, its trustee

By:	/s/ Roberta Lipson
Name: Roberta Lipson

[Unicorn – Signature Page to Registration Rights Agreement]